As filed with the U.S. Securities and Exchange Commission on May 4, 2015

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VBI Vaccines Inc.
(Exact name of Registrant as specified in its charter)

Delaware	93-0589534
(State or other jurisdiction of	(IRS Employee Identification No.)
incorporation or organization)

222 Third Street, Suite 2241

Cambridge, Massachusetts 02142

(Address, including zip code, of Registrant’s principal executive offices)

VBI Vaccines Inc. 2014 Equity Incentive Plan
(Full title of the plan)

Jeff Baxter

Chief Executive Officer

VBI Vaccines Inc.

222 Third Street, Suite 2241

Cambridge, Massachusetts 02142

(617) 830-3031

(Telephone number, including area code, of agent for service)

COPIES TO:

Kevin Friedmann, Esq.

Richardson & Patel, LLP

1100 Glendon Avenue, Suite 850

Los Angeles, CA 90024-3526

Phone: (310) 208-1182

Fax: (310) 208-1154

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

☐ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer	☑ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock	1,000,638	$2.5975	$2,576,642.85	$299.41

(1)Represents additional shares of the common stock, par value $0.0001 per share (the “Common Stock”) of VBI Vaccines Inc. (the “Registrant") authorized for issuance under VBI Vaccines Inc. 2014 Equity Incentive Plan (the “Plan”). This registration statement on Form S-8 (this “Registration Statement”) also includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the Plan as the result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding Common Stock.

(2) Estimated pursuant to Rule 457(h) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices on April 30, 2015, as reported by The NASDAQ Stock Market.

EXPLANATORY NOTE

This Registration Statement registers an additional 1,000,638 shares of the Registrant’s Common Stock that may be offered and sold under the VBI Vaccines Inc. 2014 Equity Incentive Plan (the “Plan”), pursuant to the January 1, 2015 automatic increase in shares reserved for issuance thereunder as set forth in Section 4.2(b) of the Plan. This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which one or more other registration statements filed on this form relating to the same employee benefit plan are effective. Pursuant to General Instruction E. to Form S-8, the contents of the Registrant’s previously filed registration statements on Form S-8 relating to the Plan (File No. 333-198247), filed with the Securities and Exchange Commission (the “Commission”) on August 20, 2014, including any amendments thereto or filings incorporated therein, are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit	Description

5	Opinion of Richardson & Patel LLP regarding legality*
10.1	VBI Vaccines Inc. 2014 Equity Incentive Plan (1)
23.1	Consent of Peterson Sullivan LLP*
23.2	Consent of Richardson & Patel LLP (included in Exhibit 5)*

(1)	Incorporated by reference to the Registrant’s definitive proxy statement on Schedule 14A filed with the Commission on June 30, 2014.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cambridge, State of Massachusetts, on May 4, 2015.

VBI Vaccines Inc.

/s/ Jeff Baxter
By:	Jeff Baxter
Its:	Chief Executive Officer

/s/ Egidio Nascimento
By:	Egidio Nascimento
Its:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Dated: May 4, 2015	/s/ Jeff Baxter
Jeff Baxter, Chief Executive Officer (Principal
Executive Officer) and Director

Dated: May 4, 2015	/s/ Egidio Nascimento
Egidio Nascimento, Chief Financial Officer (Principal
Accounting and Financial Officer) and Secretary

Dated: May 4, 2015	/s/ Steven Gillis, Ph.D.
Steven Gillis, Director

Dated: May 4, 2015	/s/ Michael Steinmetz, Ph.D.
Michael Steinmetz, Director

Dated: May 4, 2015	/s/ Michel De Wilde, Ph.D.
Michel De Wilde, Director

Dated: May 4, 2015	/s/ Trent Davis
Trent Davis, Director

Dated: May 4, 2015	/s/ Alan Timmins
Alan Timmins, Director

Dated: May 4, 2015	/s/ Sam Chawla
Sam Chawla, Director

INDEX TO EXHIBITS

Exhibit	Description

5	Opinion of Richardson & Patel LLP regarding legality*
10.1	VBI Vaccines Inc. 2014 Equity Incentive Plan (1)
23.1	Consent of Peterson Sullivan LLP*
23.2	Consent of Richardson & Patel LLP (included in Exhibit 5)*

(1)	Incorporated by reference to the Registrant’s definitive proxy statement on Schedule 14A filed with the Commission on June 30, 2014.

* Filed herewith.